                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                   FORM 8-K/A
                           AMENDMENT NO. 2 TO FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) October 30, 1998

                         SHOREWOOD PACKAGING CORPORATION


               (Exact name of registrant as specified in charter)


              Delaware                                     0-15007                                11-2742734
  -------------------------------                   ---------------------                   ----------------------
  (State or other jurisdiction of                   (Commission File No.)                        (IRS Employer
           incorporation)                                                                   Identification Number)



                      277 Park Avenue, New York, New York                                             10172
---------------------------------------------------------------------------------          ------------------------
                    (Address of principal executive offices)                                       (Zip Code)


              Registrant's telephone number, including area code:                                (212) 371-1500
                                                                                           ------------------------

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


(a)  Financial Statements of Queens Group, Inc. and Affiliates

     (i)       Report of Goldstein Golub Kessler LLP, Independent Auditors

     (ii)      Combined Balance Sheets as of December 28, 1997 and December 29,
               1996

     (iii) Combined Statements of Income For the Years Ended December 28, 1997 and December 29, 1996

     (iv) Combined Statement of Owners' Equity For the Years Ended December 28, 1997 and December 29, 1996

     (v) Combined Statements of Cash Flows For the Years Ended December 28, 1997 and December 29, 1996

     (vi) Notes To Combined Financial Statements for the Years Ended December 28, 1997 and December 29, 1996

     (vii)     Unaudited Combined Balance Sheet as of September 27, 1998

     (viii) Unaudited Combined Statement of Income For the 39 Weeks Ended September 27, 1998

     (ix) Unaudited Combined Statement of Cash Flows For the 39 Weeks Ended September 27, 1998

     (x) Notes To Unaudited Combined Financial Statements For the 39 Weeks Ended September 27, 1998

(b)  Pro Forma Financial Information

     (i) Introduction To Unaudited Pro Forma Condensed Combined Financial Information

     (ii) Unaudited Pro Forma Condensed Combined Statement of Earnings For the 26 Weeks Ended October 31, 1998

     (iii) Unaudited Pro Forma Condensed Combined Statement of Earnings For the 52 Weeks Ended May 2, 1998

     (iv)      Notes To Unaudited Pro Forma Condensed Combined Statements of
               Earnings

(c)  Exhibits

23.1   Consent of Goldstein Golub Kessler LLP

INDEPENDENT AUDITOR'S REPORT



Board of Directors
Queens Group, Inc.


We have audited the accompanying combined balance sheets of Queens Group, Inc. and Affiliates as of December 28, 1997 and December 29, 1996 and the related combined statements of income, owners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Queens Group, Inc. and Affiliates as of December 28, 1997 and December 29, 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




/S/ GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

March 12, 1998

                                               QUEENS GROUP, INC. AND AFFILIATES

                                                          COMBINED BALANCE SHEET

                                                                     DECEMBER 28,       DECEMBER 29,
                                                                             1997               1996
                                                                      -----------        -----------
ASSETS

Current Assets:
  Cash and cash equivalents                                           $10,790,000        $ 8,098,000
  Accounts receivable - net of allowance for doubtful accounts
   of $450,000 and $392,000, respectively                              13,015,000         17,352,000
  Inventories                                                           6,379,000          6,942,000
  Prepaid expenses and other current assets                               786,000            636,000
                                                                      -----------        -----------
      TOTAL CURRENT ASSETS                                             30,970,000         33,028,000

Property, Plant and Equipment - at cost, less accumulated
 depreciation and amortization of $41,201,000 and
 $43,167,000, respectively                                             47,688,000         41,228,000

Other Assets                                                              271,000            484,000
                                                                      -----------        -----------
      TOTAL ASSETS                                                    $78,929,000        $74,740,000
                                                                      ===========        ===========

LIABILITIES AND OWNERS' EQUITY

Current Liabilities:
  Accounts payable                                                    $ 5,598,000        $ 7,086,000
  Current maturities of long-term debt                                  5,973,000          6,223,000
  Accrued expenses and other current liabilities                        7,800,000          6,650,000
  Accrued distribution payable                                            266,000            236,000
                                                                      -----------        -----------
      TOTAL CURRENT LIABILITIES                                        19,637,000         20,195,000

Long-term Debt, net of current maturities                              18,134,000         14,089,000

Other Liabilities                                                                            148,000
                                                                      -----------        -----------
      TOTAL LIABILITIES                                                37,771,000         34,432,000

Owners' Equity                                                         41,158,000         40,308,000
                                                                      -----------        -----------
      TOTAL LIABILITIES AND OWNERS' EQUITY                            $78,929,000        $74,740,000
                                                                      ===========        ===========

                                      See Notes to Combined Financial Statements

                                               QUEENS GROUP, INC. AND AFFILIATES

                                                    COMBINED STATEMENT OF INCOME

YEAR ENDED                                           DECEMBER 28,          DECEMBER 29,
                                                             1997                  1996
                                                    -------------         -------------
Net sales                                           $ 148,560,000         $ 145,201,000

Cost of goods sold                                    113,364,000           107,859,000
                                                    -------------         -------------

Gross profit                                           35,196,000            37,342,000

Selling, general and administrative expenses          (28,478,000)          (29,228,000)

Interest expense                                       (1,337,000)           (1,399,000)

Miscellaneous income                                    1,375,000             1,477,000
                                                    -------------         -------------

Income before provision for income taxes                6,756,000             8,192,000

Provision for income taxes                                131,000               272,000

Net income                                          $   6,625,000         $   7,920,000
                                                    =============         =============

                                      See Notes to Combined Financial Statements

                                               QUEENS GROUP, INC. AND AFFILIATES

                                                     STATEMENT OF OWNERS' EQUITY

YEARS ENDED DECEMBER 28, 1997 AND DECEMBER 29, 1996

                                             ADDITIONAL                                                       TOTAL
                                  COMMON       PAID-IN       RETAINED       TREASURY        PARTNERS'        OWNERS'
                                   STOCK       CAPITAL       EARNINGS         STOCK          CAPITAL         EQUITY
                                 ---------    --------      -----------  ------------   -------------      -----------
Balance at January 1, 1996       $ 240,000    $ 20,000      $38,659,000  $   (501,000)  $   1,215,000      $39,633,000

Net income                                                    5,682,000                     2,238,000        7,920,000

Distributions and withdrawals      (20,000)                  (3,547,000)                   (1,964,000)      (5,531,000)

Purchase of treasury stock                                                 (1,714,000)                      (1,714,000)

Merger of Printing Group           (55,000)     55,000       (2,165,000)    2,165,000

Retirement of treasury stock                                    (50,000)       50,000
                                 ---------    --------      -----------  ------------   -------------      -----------

Balance at December 29, 1996       165,000      75,000       38,579,000         - 0 -       1,489,000       40,308,000

Net income                                                    3,916,000                     2,709,000        6,625,000

Distributions and withdrawals                                (3,133,000)                   (2,908,000)      (6,041,000)

Contributions                                  150,000                                        127,000          277,000

Addition of Queens Group -
 Weaverville, Inc. to Printing
 Group                             157,000                      234,000      (402,000)                         (11,000)
                                 ---------    --------      -----------  ------------   -------------      -----------

Balance at December 28, 1997      $322,000    $225,000      $39,596,000  $   (402,000)    $ 1,417,000      $41,158,000
                                  ========    ========      ===========  ============     ===========      ===========

                                      See Notes to Combined Financial Statements

                                               QUEENS GROUP, INC. AND AFFILIATES

                                                COMBINED STATEMENT OF CASH FLOWS


YEAR ENDED                                                                  DECEMBER 28,         DECEMBER 29,
                                                                                    1997                 1996
                                                                            ------------         ------------
Cash flows from operating activities:
  Net income                                                                $  6,625,000         $  7,920,000
  Adjustments to reconcile net income to net cash provided
   by operating activities:
    Addition of Queens Group - Weaverville, Inc. to Printing Group               (11,000)
    Depreciation and amortization                                              6,901,000            6,297,000
    Gain (loss) on sale of property and equipment                                 20,000              (79,000)
    Changes in operating assets and liabilities:
      Decrease in accounts receivable                                          4,337,000            3,149,000
      Decrease in inventories                                                    563,000              783,000
      (Increase) decrease in prepaid expenses and other current
       assets                                                                   (150,000)             400,000
      Decrease (increase) in other assets                                        192,000              (70,000)
      Decrease in accounts payable                                            (1,488,000)            (846,000)
      Increase (decrease) in accrued expenses and other current
       liabilities                                                             1,150,000             (180,000)
      (Decrease) increase in other liabilities                                  (148,000)               9,000
                                                                            ------------         ------------

      NET CASH PROVIDED BY OPERATING ACTIVITIES                               17,991,000           17,383,000
                                                                            ------------         ------------

Cash flows from investing activity - purchase of
 property and equipment, net                                                 (13,360,000)          (5,659,000)
                                                                            ------------         ------------

Cash flows from financing activities:
  Proceeds from long-term borrowings                                          10,678,000              935,000
  Repayments of long-term borrowings                                          (6,883,000)          (5,455,000)
  Distributions and withdrawals                                               (6,011,000)          (6,381,000)
  Capital contributions                                                          277,000
  Purchase of treasury stock                                                                         (465,000)
                                                                            ------------         ------------
      NET CASH USED IN FINANCING ACTIVITIES                                   (1,939,000)         (11,366,000)
                                                                            ------------         ------------

Net increase in cash and cash equivalents                                      2,692,000              358,000
Cash and cash equivalents at beginning of year                                 8,098,000            7,740,000
                                                                            ------------         ------------

Cash and cash equivalents at end of year                                    $ 10,790,000         $  8,098,000
                                                                            ============         ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

  Cash paid during the year for:
    Interest                                                                $  1,232,000            1,365,000
                                                                            ============         ============

    Income taxes                                                            $    151,000              375,000
                                                                            ============         ============

SUPPLEMENTAL SCHEDULE OF OPERATING, INVESTING AND
 FINANCING ACTIVITIES:

  Notes payable issued in connection with purchase of treasury stock                             $  1,249,000
                                                                            ============         ============

                                      See Notes to Combined Financial Statements

                                               QUEENS GROUP, INC. AND AFFILIATES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS
                                                               DECEMBER 28, 1997



1.  SUMMARY OF SIGNIFICANT    The combined financial statements include the
    ACCOUNTING POLICIES AND   accounts of Queens Group, Inc. and Queens Group -
    PRINCIPAL BUSINESS        Weaverville, Inc. (collectively the "Printing
    ACTIVITY:                 Group") and the accounts of Allmond Realty Co.,
                              Talmadge Realty Co., Belmont Realty Co., Barwood
                              Associates, Barnett Leasing Company, Talmadge
                              Leasing Company, Weaverville Realty Company, LLC and Mount Holly Enterprises, Inc. (collectively the "Leasing Group"). The Printing Group and the
                              Leasing Group are collectively referred to as the "Company." These entities are related through substantially similar ownership. All material intercompany accounts and transactions have been eliminated in the combined financial statements.

                              Queens Group - Weaverville, Inc. ("QGWI"), formerly known as Queens Group - New York, Inc., was an inactive company prior to August 1997. At that time QGWI purchased certain assets, commenced operations and became part of the Printing Group. The accounts of QGWI were transferred into the Printing Group at their historical basis as ownership was substantially similar to that of the Company.

                              The combined financial statements for 1996 include the accounts of Queens Group - Indiana, Inc., Queens Group - Kentucky, Inc. and Queens Group - New Jersey, Inc. which were each merged into Queens Group, Inc. on December 29, 1996.

                              The Printing Group reports on a 52/53-week fiscal year ending on the Sunday nearest to December 31. The Leasing Group reports on a calendar year ending on December 31. Both groups are reflected in the combined financial statements of the Company. There would be no material changes to the financial position, results of operations or cash flows of the Leasing Group if its year were reflected in the same manner as the Printing Group.

                              The Printing Group is in the business of commercial printing and manufacturing high quality packaging for the multimedia, entertainment, pharmaceutical and general consumer products industries.

                              The Leasing Group is in the business of leasing real property and equipment, substantially all of which is leased to the Printing Group.

                              The entities in the Leasing Group are organized as partnerships (the "Partnerships"), except Mount Holly Enterprises, Inc. which is organized as a corporation, and Weaverville Realty Company, LLC which is organized as a limited liability company.

                              These combined financial statements have been prepared in conformity with generally accepted accounting principles which require the use of estimates by management.

                              Sales revenue for the Printing Group is recognized on the date the merchandise is shipped.

                              Inventories are stated at the lower of cost, determined by the first-in, first-out method, or market. Components of inventories include materials, labor and overhead costs.

                              Depreciation and amortization of property, plant and equipment is being provided for by straight-line and accelerated methods over the estimated useful lives of the assets.

                                               QUEENS GROUP, INC. AND AFFILIATES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS
                                                               DECEMBER 28, 1997


                              Deferred bond and mortgage costs capitalized as part of the financing of real estate owned are amortized over the life of the related bond or mortgage and are included in other assets in the accompanying combined financial statements.

                              The stockholders of the Company have consented that the corporations be treated as small business corporations ("S Corporations") for federal income tax purposes and, where available, state income tax purposes under the applicable sections of the Internal Revenue Code (the "Code") and state tax regulations. In addition, the Partnerships and Limited Liability Company are not responsible for payment of income taxes. Accordingly, there is no provision for federal taxes on the Partnerships, Limited Liability Company or the S Corporations ("Flow-through Entities") as such earnings will flow through directly to the Company's partners, members and stockholders. Certain of the states for which the Company has elected S Corporation status impose income taxes on S Corporations at reduced rates. The provision for income taxes represents current state and local income taxes to which the Company is subject.

                              Since it is the Company's intention to make distributions to fund the owners' income tax obligations arising from the flow-through of its earnings, distributions made subsequent to year-end related to the prior year's earnings are accrued as distributions payable as of year-end.

                              The Company considers all highly liquid
                              investments with original maturities of three months or less to be cash equivalents.

                              The Company maintains cash with major banks in deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses on these deposits. Excess cash may be invested in money market funds or other short-term, income-producing securities.

                              Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying combined financial statements.


   2.  INVENTORIES:           Inventories consist of the following:

                                                                                      December 28,        December 29,
                                                                                             1997                 1996
                                                                                       ----------           ----------
                              Work-in-process                                          $1,550,000           $1,640,000
                              Paper                                                     1,753,000            2,004,000
                              Finished goods                                            1,936,000            2,120,000
                              Inks, glues, plates and supplies                          1,140,000            1,178,000
                                                                                       ----------           ----------
                                                                                       $6,379,000           $6,942,000
                                                                                       ==========           ==========

                                               QUEENS GROUP, INC. AND AFFILIATES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS
                                                               DECEMBER 28, 1997


3. PROPERTY, PLANT
   AND EQUIPMENT:            Property, plant and equipment, at cost, consists of
                             the following:

                                                                December 28,       December 29,           Depreciation
                                                                       1997               1996                  Period
                                                                -----------        -----------      ------------------
                              Equipment                         $58,897,000        $55,971,000           5 to 12 years
                              Buildings                           9,214,000          8,183,000          25 to 40 years
                              Leasehold improvements             10,652,000          9,447,000      10 to 25-1/2 years
                              Furniture and fixtures              4,105,000          3,623,000           5 to 10 years
                              Telephone and computer
                               equipment                          3,223,000          3,419,000            3 to 7 years
                              Automobiles and trucks                987,000            929,000                 4 years
                              Land                                1,417,000          1,236,000
                              Equipment not yet placed
                               in service                           394,000          1,587,000
                                                                -----------        -----------
                                                                 88,889,000         84,395,000
                              Less accumulated depre-
                               ciation and amortization          41,201,000         43,167,000
                                                                -----------        -----------

                                                                $47,688,000        $41,228,000
                                                                ===========        ===========

                              Substantially all of the Company's property, plant and equipment is pledged as collateral for long-term debt.


4.  ACCRUED EXPENSES AND      Accrued expenses and other current liabilities
    OTHER CURRENT             consist of the following:
    LIABILITIES:

                                                                                    December 28,          December 29,
                                                                                            1997                  1998
                                                                                      ----------            ----------
                              Accrued wages                                           $2,101,000            $1,407,000
                              Accrued vacation and sick pay                            1,576,000             1,977,000
                              Accrued commissions                                      1,112,000             1,230,000
                              Other (all amounts are less than 5%
                               of current liabilities)                                 3,011,000             2,036,000
                                                                                      ----------            ----------
                                                                                      $7,800,000            $6,650,000
                                                                                      ==========            ==========

                                               QUEENS GROUP, INC. AND AFFILIATES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS
                                                               DECEMBER 28, 1997


   5. LONG-TERM DEBT: Long-term debt consists of the following:

                                                                                      December 28,         December 29,
                                                                                             1997                 1996
                                                                                      -----------          -----------
                              Printing Group equipment term loans                     $15,345,000          $10,667,000
                              Leasing Group equipment term loans                           33,000              875,000
                              Real estate loans and mortgages payable                   3,553,000            2,632,000
                              Industrial Revenue Bond notes payable                     4,200,000            4,800,000
                              Notes payable - former stockholder                          937,000            1,249,000
                              Other                                                        39,000               89,000
                                                                                      -----------          -----------
                                                                                       24,107,000           20,312,000
                              Less current maturities                                   5,973,000            6,223,000
                                                                                      -----------          -----------
                                    LONG-TERM DEBT, NET OF CURRENT MATURITIES         $18,134,000          $14,089,000
                                                                                      ===========          ===========

                              The Printing Group has a standby equipment line with a bank in the amount of $25,000,000, of which $9,655,000 is available at December 28, 1997. Borrowings under the equipment line bear interest at rates ranging from .65% to 1.00% (subject to maintaining certain financial ratios) above LIBOR and are due at various dates through 2002. These loans are collateralized by substantially all of the Printing Group's equipment. The Printing Group also has a $2,000,000 revolving line, all of which is available at December 28, 1997. The credit agreement under which these lines are provided contains certain financial covenants and places limitations on capital expenditures.

                              The Leasing Group has various mortgage notes and loans payable. These borrowings bear interest at rates ranging from fixed rates of 5.1% to 8.25% per annum, and variable rates based on LIBOR or the bank's prime lending rate. Final installments are due at various dates through October 2004. The mortgages are collateralized by land and buildings.

                              The Leasing Group has Industrial Revenue Bond Notes ("IRBs") outstanding collateralized by a letter of credit, which in turn is collateralized by a security interest in land, building and equipment. Interest on the IRBs is payable at a floating rate. The weighted-average interest rate for 1997 (excluding other debt-related costs such as letter of credit fees) was 3.89%. The final installment is due on May 1, 2004.

                              Notes payable - former stockholder bear interest at the rate of 7% per annum and are payable in quarterly installments through 2001. The notes are subordinated to the Printing Group's equipment term loans.

                                               QUEENS GROUP, INC. AND AFFILIATES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS
                                                               DECEMBER 28, 1997



                              Aggregate maturities of long-term debt at December 28, 1997 are as follows:

                              Year ending (Sunday nearest to) December 31,

                                                     1998                                                 $  5,973,000
                                                     1999                                                    5,911,000
                                                     2000                                                    4,511,000
                                                     2001                                                    2,928,000
                                                     2002                                                    2,814,000
                                                  Thereafter                                                 1,970,000
                                                                                                           -----------
                                                                                                           $24,107,000
                                                                                                           ===========


                              Most of the interest rates adjust with changes in LIBOR, therefore, the fair value of the Company's long-term debt is equal to the carrying amount.


6. STOCKHOLDERS' EQUITY:      At December 28, 1997, the Company's authorized,
                              issued and outstanding common stock consists of the following:

                              Queens Group, Inc. - no par value; authorized 100
                               shares, issued and outstanding 17.502 shares                                  $  78,000

                              Queens Group - Weaverville, Inc. - no par value;
                               authorized 300 shares, issued and outstanding 33 shares                         157,000

                              Mount Holly Enterprises, Inc. - no par value;
                              authorized 100,000 shares, issued and outstanding 840 shares                      87,000
                                                                                                              --------
                                                                                                              $322,000
                                                                                                              ========

                              In 1996, the Company purchased 100% of the interest of a former stockholder in certain entities included in the Printing Group for $1,714,000. The purchase price consisted of cash in the amount of $465,000 and subordinated notes payable aggregating $1,249,000.

                              On December 29, 1996, the corporate entities
                              Queens Group - Indiana, Inc., Queens Group -
                              Kentucky, Inc. and Queens Group - New Jersey, Inc. were merged into Queens Group, Inc. The combined financial statements reflect this transaction as a recapitalization of the Printing Group's stockholders' equity.

                                               QUEENS GROUP, INC. AND AFFILIATES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS
                                                               DECEMBER 28, 1997

7.  INCOME TAXES:             The difference between income taxes computed at
                              the statutory federal rate of 34% and the provision for income taxes relates to the following:

                              Year ended                                     December 28,                       December 29,
                                                                                     1997                               1996
                              -----------------------------------------------------------------------------------------------------
                                                                                          Percent of                     Percent of
                                                                                            Pretax                         Pretax
                                                                        Amount              Income          Amount         Income
                                                                       -----------           ----         -----------        ----
                              Provision at federal statutory rates     $ 2,300,000           34 %         $ 2,800,000        34 %
                              Flow-through Entities income
                               attributable to partners, members
                               and stockholders                         (2,300,000)           (34)         (2,800,000)       (34)
                              State income taxes                           131,000              2             272,000          3
                                                                       -----------           ----         -----------        ----
                                                                       $   131,000            2 %         $   272,000         3 %
                                                                       ===========           ====         ===========        ====

8. RELATED PARTY              The Printing Group incurred freight charges from
   TRANSACTIONS:              an entity related by virtue of common control
                              aggregating $2,500,000 and $2,100,000 during the years ended December 28, 1997 and December 29,
                              1996, respectively. The Printing Group billed this entity $2,130,000 and $2,403,000 for commissions and use of facilities and reimbursement of personnel costs during the years ended December
                              28, 1997 and December 29, 1996, respectively. The amounts due from this entity at December 28, 1997 and December 29, 1996 are $235,000 and $930,000,
                              respectively, and are included in accounts receivable.

9. EMPLOYEE BENEFITS PLANS:   The Printing Group has a qualified noncontributory
                              profit-sharing plan covering eligible salaried employees. Contributions are at the discretion of the board of directors. Contributions charged to operations amounted to $355,000 and $501,000 for the years ended December 28, 1997 and December 29,
                              1996, respectively.

                              The Printing Group has instituted a 401(k) savings plan which covers all eligible salaried employees.

                              The officers of the Printing Group serve as trustees of both the profit-sharing plan and the 401(k) savings plan.

                              Certain of the Printing Group employees are covered by union-sponsored, collectively bargained multiemployer pension plans. Contributions to the multiemployer plans amounted to $240,000 and $209,000 for the years ended December 28, 1997 and December 29, 1996, respectively. Information pertaining to the unfunded vested benefits and net assets of the plan is not available to the Company.

10. MAJOR CUSTOMER:           During the years ended December 28, 1997 and
                              December 29, 1996, sales to one customer accounted for approximately 12% and 10%, respectively, of net sales. This customer comprised approximately
                              23% and 15% of the Company's accounts receivable at December 28, 1997 and December 29, 1996, respectively.

                        QUEENS GROUP, INC. AND AFFILIATES

                          COMBINED FINANCIAL STATEMENTS

                    FOR THE 39 WEEKS ENDED SEPTEMBER 27, 1998

                                               QUEENS GROUP, INC. AND AFFILIATES
                                                          COMBINED BALANCE SHEET

                                                                   SEPTEMBER 27,
                                                                            1998
                                                                     (UNAUDITED)
                                                                   -------------
ASSETS

Current Assets:
  Cash and cash equivalents (Note 2)                                 $ 4,799,000
  Accounts receivable - net                                           20,932,000
  Inventories (Notes 2 and 3)                                          6,227,000
  Prepaid expenses and other current assets                            1,022,000
                                                                     -----------
      TOTAL CURRENT ASSETS                                            32,980,000

Property, Plant and Equipment - net (Note 2)                          44,293,000

Other Assets                                                             172,000
                                                                     -----------
      TOTAL ASSETS                                                   $77,445,000
                                                                     ===========

LIABILITIES AND OWNERS' EQUITY

Current Liabilities:
  Accounts payable                                                   $ 6,973,000
  Current maturities of long-term debt                                 5,786,000
  Accrued expenses and other current liabilities                       7,854,000
  Accrued distribution payable                                           232,000
                                                                     -----------
      TOTAL CURRENT LIABILITIES                                       20,845,000

Long-term Debt, net of current maturities                             13,111,000

      TOTAL LIABILITIES                                               34,305,000

Owners' Equity                                                        43,489,000
                                                                     -----------
      TOTAL LIABILITIES AND OWNERS' EQUITY                           $77,445,000
                                                                     ===========


                                      See Notes to Combined Financial Statements

                                               QUEENS GROUP, INC. AND AFFILIATES
                                                    COMBINED STATEMENT OF INCOME

FOR THE 39 WEEKS ENDED                                             SEPTEMBER 27,
                                                                            1998
                                                                     (UNAUDITED)
                                                                  -------------
Net sales                                                         $ 113,910,000

Cost of goods sold                                                   89,598,000
                                                                  -------------
Gross profit                                                         24,312,000

Selling, general and administrative expenses                        (19,777,000)

Interest expense                                                     (1,194,000)

Miscellaneous income                                                  1,408,000
                                                                  -------------
Income before provision for income taxes                              4,749,000

Provision for income taxes                                               92,000
                                                                  -------------
Net income                                                        $   4,657,000
                                                                  =============


                                      See Notes to Combined Financial Statements

                                               QUEENS GROUP, INC. AND AFFILIATES
                                                COMBINED STATEMENT OF CASH FLOWS

FOR THE 39 WEEKS ENDED                                             SEPTEMBER 27,
                                                                            1998
                                                                     (UNAUDITED)
                                                                   ------------
Cash flows from operating activities:
  Net income                                                       $  4,657,000
  Adjustments to reconcile net income to net cash provided
   by operating activities:
    Depreciation and amortization                                     5,497,000
    Changes in operating assets and liabilities:
      Increase in accounts receivable                                (7,917,000)
      Decrease in inventories                                           152,000
      Increase in prepaid expenses and other current assets            (236,000)
      Decrease in other assets                                           99,000
      Increase in accounts payable                                    1,375,000
      Increase in accrued expenses and other current liabilities         20,000
                                                                   ------------
                  NET CASH PROVIDED BY OPERATING ACTIVITIES           3,647,000
                                                                   ------------
Cash flows from investing activity - purchase of
 property and equipment, net                                         (2,102,000)
                                                                   ------------
Cash flows from financing activities:
  Repayments from long-term borrowings                               (5,210,000)
  Distributions and withdrawals                                      (4,656,000)
  Capital contributions                                               2,400,000
  Purchase of treasury stock                                            (70,000)
                                                                   ------------
                  NET CASH USED IN FINANCING ACTIVITIES              (7,536,000)
                                                                   ------------
Net decrease in cash and cash equivalents                            (5,991,000)
Cash and cash equivalents at beginning of period                     10,790,000
                                                                   ------------
Cash and cash equivalents at end of period                         $  4,799,000
                                                                   ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest                                                       $  1,194,000
                                                                   ============


                                      See Notes to Combined Financial Statements

                                               QUEENS GROUP, INC. AND AFFILIATES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS
                           FOR THE 39 WEEKS ENDED SEPTEMBER 27, 1998 (UNAUDITED)

1.    GENERAL:           The unaudited interim financial information reflects
                         all adjustments (consisting only of normal recurring accruals) which management considers necessary for a fair presentation of the results of operations for such periods and is subject to year-end adjustments. Certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the unaudited interim financial information as permitted by rules and regulations of the Securities and Exchange Commission. Management believes that the disclosures made are adequate to make the information presented not misleading. The results for the interim period are not necessarily indicative of results for the full year. It is suggested that these financial statements be read in conjunction with Queens Group, Inc. and Affiliates audited financial statements and notes thereto for the years ended
                         December 28, 1997 and December 29, 1996.


2.    SUMMARY OF         The combined financial statement includes the
      SIGNIFICANT        accounts of Queens Group, Inc. and Queens Group
      ACCOUNTING         Weaverville, Inc. (collectively the "Printing Group")
      POLICIES AND       and the accounts of Allmond Realty Co., Talmadge
      PRINCIPAL          Realty Co., Belmont Realty Co., Barwood Associates,
      BUSINESS           Talmadge Leasing Company,  Weaverville Realty Company,
      ACTIVITY:          LLC and Mount Holly Enterprises, Inc. (collectively the
                         "Leasing Group"). The Printing Group and the Leasing
                         Group are collectively referred to as the "Company".
                         These entities are related through substantially similar ownership. All material intercompany accounts and transactions have been eliminated in the combined balance sheet.

                         The Printing Group is in the business of commercial printing and manufacturing high quality packaging for the multimedia, entertainment, pharmaceutical and general consumer products industries.

                         The Leasing Group is in the business of leasing real property and equipment, substantially all of which is leased to the Printing Group.

                         The entities in the Leasing Group are organized as partnerships (the "Partnerships"), except Mount Holly Enterprises, Inc., which is organized as a corporation, and Weaverville Realty Company, LLC, which is organized as a limited liability company.

                                               QUEENS GROUP, INC. AND AFFILIATES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS
                           FOR THE 39 WEEKS ENDED SEPTEMBER 27, 1998 (UNAUDITED)

                         The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

                         The Company maintains cash deposits with major banks. The Company has not experienced any losses on these deposits. Excess cash may be invested in money market funds or other short-term, income-producing securities.

                         Inventories are stated at the lower of cost, determined by the first-in, first-out method, or market. Components of inventories include materials, labor and overhead costs.

                         Depreciation and amortization of property, plant and equipment is being provided for by straight-line and accelerated methods over the estimated useful lives of the assets.

                         Deferred bond and mortgage costs capitalized as part of the financing of real estate owned are amortized over the life of the related bond or mortgage and are included in other assets in the accompanying combined balance sheet.

                         The Company periodically evaluates the possible impairment of property, plant and equipment by comparing the estimated future undiscounted cash flows from the assets to the net carrying value of the related asset.

                         The stockholders of the Company have consented that the corporations be treated as small business corporations ("S Corporations") for federal income tax purposes and, where available, state income tax purposes under the applicable sections of the Internal Revenue Code (the "Code") and state tax regulations. In addition, the Partnerships and Limited Liability Company are not responsible for payment of income taxes. Accordingly, there is no provision for federal taxes on the Partnerships, Limited Liability Company or the S Corporations as such earnings will flow through directly to the Company's partners, members and stockholders. Certain of the states for which the Company has elected S Corporation status impose income taxes on S Corporations at reduced rates. The liability for income taxes represents current state and local income taxes to which the Company is subject.

                                               QUEENS GROUP, INC. AND AFFILIATES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS
                           FOR THE 39 WEEKS ENDED SEPTEMBER 27, 1998 (UNAUDITED)

                         Since it is the Company's intention to make distributions to fund the owners' income tax obligations arising from the flow-through of its earnings, distributions made subsequent to September 27, 1998 related to earnings prior to September 27, 1998 are accrued as distributions payable.

                         Derivative financial instruments are used by the Company in the management of its interest rate exposures and are accounted for on the accrual basis.

                         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.    INVENTORIES:       Inventories consist of the following:

                                                                   September 27,
                                                                            1998
                                                                   -------------
                         Work-in-process                             $ 1,649,000
                         Paper                                         1,235,000
                         Finished goods                                2,300,000
                         Inks, glues, plates and supplies              1,043,000
                                                                     -----------
                                                                     $ 6,227,000
                                                                     ===========


4.     COMMITMENTS       The Company is subject to various federal, state and
       AND               local laws and regulations   governing environmental
       CONTINGENCIES:    matters, including the use, discharge and disposal of
                         hazardous materials. The Company recently became aware of potential environmental matters at its Indiana facility and has engaged an independent consultant to assist management in evaluating the potential liabilities related to these matters. These matters include soil and groundwater contamination. The estimated range of reasonably possible costs of further investigation and remediation is between $55,000 and $585,000.

                                               QUEENS GROUP, INC. AND AFFILIATES

                                          NOTES TO COMBINED FINANCIAL STATEMENTS
                           FOR THE 39 WEEKS ENDED SEPTEMBER 27, 1998 (UNAUDITED)


5. SUBSEQUENT EVENTS:    On October 30, 1998, Shorewood Packaging Corporation
                         ("Shorewood") purchased substantially all of the assets and assumed substantially all of the liabilities of the Company for a purchase price of $129.5 million comprised of approximately $113.7 million in cash including the assumption of debt, and 1.0 million shares of Shorewood common stock. Simultaneously with the closing of the transaction, Shorewood repaid substantially all the outstanding debt of the Company, approximating $19.0 million.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


The following unaudited pro forma condensed combined statements of earnings give pro forma effect to the completion of the acquisition of the printing and packaging business and substantially all the assets of Queens Group, Inc. ("Queens") and certain entities affiliated with Queens, as if it had occurred at May 4, 1997. Queens was acquired effective September 28, 1998 and is therefore included in the Company's unaudited consolidated balance sheet as of October 31, 1998 included in the Company's Quarterly Report on Form 10-Q, filed on December 15, 1998. Thus, a pro forma balance sheet has been omitted from the pro forma presentation. This pro forma information should be read in conjunction with the historical financial statements of Shorewood Packaging Corporation ("Shorewood" or the "Company") included in its Annual Report on Form 10-K for the 52 weeks ended May 2, 1998 and in its Quarterly Report on Form 10-Q for the 26 weeks ended October 31, 1998, and the historical financial statements of Queens appearing elsewhere herein.

The pro forma adjustments reflecting the consummation of the acquisition on the purchase method of accounting are based on available financial information and certain estimates and assumptions set forth in the notes to the Unaudited Pro Forma Condensed Combined Statements of Earnings.

The following unaudited pro forma condensed combined statements of earnings are presented for illustration purposes only and are not necessarily indicative of the future results of operations of the combined businesses or the results of operations of the combined businesses had the acquisition occurred on May 4, 1997. For purposes of preparing its consolidated financial statements, Shorewood will establish a new basis for Queens' assets and liabilities based upon the fair values thereof and Queens' purchase price thereof, including the costs of the acquisition. The Unaudited Pro Forma Condensed Combined Statements of Earnings reflect Shorewood's best estimates; however, the actual results of operations may differ from the pro forma amounts.

SHOREWOOD PACKAGING corporation
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
FOR THE 26 WEEKS ENDED OCTOBER 31, 1998
(In thousands, except per share amounts)


                                                         SHOREWOOD     QUEENS (a)
                                                        HISTORICAL     HISTORICAL    ADJUSTMENTS      PRO FORMA
                                                        ----------     ----------    -----------      ---------
Net Sales                                              $   260,737     $    65,503   $      -        $   326,240
                                                       -----------     -----------   ---------       -----------
Costs and Expenses:
      Cost of Sales                                        200,207          50,489         155 (b)       250,851
      Selling, General and Administrative                   28,903          10,522         985 (c)        39,242
                                                                                        (1,168)(b)
                                                       ----------      ----------    ---------       -----------
Earnings from Operations                                    31,627           4,492                        36,147
Other Income, net                                              859             939        (939)(d)           859
Interest Expense                                           (5,091)           (622)      (2,462)(e)        (8,175)
                                                       ----------      ----------    ---------       -----------
Earnings Before Provision for Income Taxes,
  Extraordinary Item and Cumulative Effect of
  a Change in Accounting Principle                          27,395           4,809                        28,831

Provision for Income Taxes                                  10,685              93         466 (f)        11,244
                                                       -----------     -----------   ---------       -----------
Earnings Before Extraordinary Item and
  Cumulative Effect of a Change in Accounting
  Principle                                            $    16,710     $     4,716                   $    17,587
                                                       ===========     ===========                   ===========

EARNINGS PER SHARE INFORMATION:
BASIC:
   Earnings Before Extraordinary Item and
     Cumulative of a Change in Accounting
     Principle                                         $       .63                                   $       .64
                                                       ===========                                   ===========

DILUTED:
   Earnings Before Extraordinary Item and
     Cumulative of a Change in Accounting
     Principle                                         $       .62                                   $       .63
                                                       ===========                                   ===========

WEIGHTED AVERAGE SHARES OUTSTANDING:
   Basic                                                    26,473                         808 (g)        27,281
                                                       ===========                   =========       ===========
   Diluted                                                  27,097                         808 (g)        27,905
                                                       ===========                   =========       ===========


See accompanying notes to unaudited pro forma condensed combined statements of earnings.

SHOREWOOD PACKAGING CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
FOR THE 52 WEEKS ENDED MAY 2, 1998
(In thousands, except per share amounts)


                                                         SHOREWOOD     QUEENS (h)
                                                        HISTORICAL     HISTORICAL      ADJUSTMENTS     PRO FORMA
                                                        ----------     ----------      -----------     ---------
Net Sales                                              $   415,386     $   150,896   $ -             $   566,282
                                                       -----------     -----------   ----------      -----------
Costs and Expenses:
      Cost of Sales                                        319,728         115,773          371 (b)      435,872
      Selling, General and Administrative                   46,410          23,313        2,430 (c)       69,350
                                                                                         (2,803)(b)
                                                       -----------     -----------   ----------      -----------
Earnings from Operations                                    49,248          11,810                        61,060
Other Income, net                                              743           1,367       (1,367)(d)          743
Interest Expense                                            (7,649)         (1,462)      (6,155)(e)      (15,266)
                                                       -----------     -----------   ----------      -----------
Earnings Before Provision for Income Taxes                  42,342          11,715                        46,537

Provision for Income Taxes                                  16,047             226        1,365 (f)       17,638
                                                       -----------     -----------   ----------      -----------
Net Earnings                                           $    26,295     $    11,489                   $    28,899
                                                       ===========     ===========                   ===========

EARNINGS PER SHARE INFORMATION:
BASIC:
      Net Earnings                                     $       .97                                   $      1.03
                                                       ===========                                   ===========

DILUTED:
      Net Earnings                                     $       .95                                   $      1.01
                                                       ===========                                   ===========

WEIGHTED AVERAGE SHARES OUTSTANDING:
   Basic                                                    27,057                        1,000 (g)       28,057
                                                       ===========                   ==========      ===========
   Diluted                                                  27,723                        1,000 (g)       28,723
                                                       ===========                   ==========      ===========


See accompanying notes to unaudited pro forma condensed combined statements of earnings.

SHOREWOOD PACKAGING CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Dollar amounts in thousands)



(a) Represents the historical financial statements of Queens for the 21 weeks ended September 27, 1998. The historical results of Queens from September 28, 1998 through October 31, 1998 are included within the historical results of Shorewood.

(b) Represents an adjustment to the historical salary expense of Queens relating to new contracts entered into with certain executives as part of the business combination, and certain reclassifications in order to conform the Queens financial statement classifications to the Company's.

(c) Represents the amortization of goodwill calculated as of May 4, 1997. Goodwill is being amortized over an estimated useful life of 40 years. Goodwill and the related amortization expense are subject to possible adjustment resulting from the completion of the final purchase price adjustments and appraisals.

(d) Represents the elimination of historical other income of a Queens affiliated entity that was not acquired.

(e) Represents the interest expense on the borrowings used to fund the Queens acquisition at an interest rate of 6.5%.

(f) Queens consisted of "S" corporations prior to the consummation of the acquisition. This adjustment reflects the net increase in the provision for income taxes assuming (i) Queens was a "C" corporation and (ii) the adjustments described in notes (b), (c), (d) and (e) above.

(g) Represents the weighted average shares issued in connection with the acquisition.

(h) Represents the historical financial statements of Queens for the 52 weeks ended May 3, 1998.

                                   SIGNATURES






          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SHOREWOOD PACKAGING CORPORATION



                                           By:  /s/  William H. Hogan
                                                --------------------------------
                                                William H. Hogan
                                                Vice President -
                                                Finance and Corporate Controller



Date:  January 28, 1999